Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-30545 and 333-179267) of Lam Research Corporation and in the related Prospectus and in the Registration Statements (Form S-8 Nos. 333-01011, 333-18115, 333-32981, 333-45265, 333-66833, 333-72751, 333-93115, 333-74500, 333-84638, 333-127936, 333-138545, 333-156335, 333-181878 and 333-185641) pertaining to the amended and restated 1996 Performance-Based Restricted Stock Plan, 1997 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Stock Option Plan, 2007 Stock Incentive Plan, and the Savings Plus Plan, 401(k) of Lam Research Corporation and the Novellus Systems, Inc. 2011 Stock Incentive Plan, Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended, Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended, SpeedFam-IPEC, Inc. 2001 Nonstatutory Stock Option Plan, as amended, SpeedFam-IPEC, Inc. Amended and Restated 1995 Stock Plan, GaSonics International Corporation Supplemental Stock Option Plan, as amended, GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, as amended, and the Novellus Systems, Inc. Retirement Plan of our reports dated August 27, 2013, with respect to the consolidated financial statements and schedule of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

August 27, 2013